                                                               EXHIBIT 99.1

                              VIRGINIA GAS COMPANY
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 8, 2000

  The undersigned, having received the Annual Report to Stockholders and the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement/Prospectus dated October 5, 2000, hereby appoints Michael L. Edwards and Karen K. Edwards as proxies, with full power of substitution, to vote all shares of stock of the Company held by the undersigned on September 29, 2000, which are entitled to be voted at the Annual Meeting of Stockholders to be held at Abingdon's Martha Washington Inn, 150 West Main Street, Abingdon, Virginia 24210 on November 8, 2000, at 10:00 a.m. and any adjournments thereof, on all matters coming before said meeting as shown below on this card.

  Please mark your votes as in this example using dark ink only. [X]

Item No. 1: To approve and adopt the Agreement and Plan of Reorganization, dated as of June 13, 2000, among Virginia Gas Company, NUI Corporation and a wholly-owned subsidiary of NUI Corporation, providing for the merger as described in the Proxy Statement/Prospectus.

                  [_] FOR     [_] AGAINST     [_] ABSTAIN

Item No. 2: To elect two members to the Board of Directors for terms ending upon the effective time of the merger or, if the merger agreement is not approved and adopted, until the annual meeting of stockholders in 2003.

[_] FOR the nominees listed below     [_] WITHHOLD vote for the nominees listed
 below
(except as marked to the contrary below)

Everette G. Allen, Jr., G. Lee Crenshaw, II

        (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name below.)

                        -------------------------------

Item No. 3: In their discretion, to vote on any other business which may properly come before the meeting.

  The shares represented by this proxy will be voted as specified. If no choice is specified, such shares will be voted "FOR" Proposals 1 and 2. Place an X here if you plan to attend the meeting. [_]

                                              DATE: _____________________, 2000

                                              SIGNATURE: ______________________

                                              Note: Please mark, date and sign
                                              as your name appears above and
                                              promptly return in the prepaid
                                              return envelope provided. When
                                              signing as attorney,
                                              administrator, executor,
                                              guardian or trustee, please give
                                              full title as such.